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                                    Exhibit 11 - Statement Re: Computation of Earnings Per Share


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                                                         Three Months    Nine Months      Three Months     Nine Months
                                                             ended          ended             ended           ended
                                                         September 30    September 30     September 30     September 30
                                                             1996            1996             1997             1997
                                                                         (000's omitted, except per share data)

   Primary:

   Weighted average shares outstanding                       6,004           6,003             7,774         7,308
                                                         =========       =========         =========    ==========

   Income(loss) before extraordinary item                    ($198)         $2,030               $98        $4,107
   Extraordinary loss, net of tax
     benefit of $540                                             -              -                 -            860
                                                          --------        --------          --------     ---------

   Net income(loss)                                          ($198)         $2,030               $98        $3,247
                                                          ========        ========          ========     =========

   Per share amounts:
     Income(loss) before extraordinary
       loss                                                  (0.03)           0.34              0.01          0.56
     Extraordinary loss                                          -               -                 -         (0.12)
                                                          --------         -------          --------     ---------
     Net income(loss)                                       ($0.03)          $0.34             $0.01         $0.44
                                                          ========        ========          ========     =========

   Fully diluted:

   Weighted average shares outstanding                       6,004           6,003             7,774         7,308

   Shares applicable to stock options
     based on quarter-end price of $4.50                         -               -                21            21

   Assumed conversion of 10% convertible
     subordinated debentures                                     -             837                 -         1,164
                                                          --------        --------          --------      --------
   Total fully diluted shares                                6,004           6,840             7,795         8,493
                                                          ========        ========          ========      ========
   Income(loss) before extraordinary loss                    ($198)         $2,030               $98        $4,107

   Add 10% convertible subordinated
     debenture interest, net of tax
     effect                                                      -             187                 -           252
                                                          --------        --------          --------      --------
   Income(loss) before extraordinary loss
     assuming conversion                                      (198)          2,217                98         4,359

   Extraordinary loss, net of tax
     benefit of $540                                             -               -                 -           860
                                                          --------        --------          --------      --------

   Net income assuming conversion
     of debentures                                           ($198)         $2,217               $98        $3,499
                                                          ========        ========          ========      ========

   Per share amounts:
     Income(loss) before extraordinary
       loss                                                  (0.03)           0.32              0.01          0.51
     Extraordinary loss                                          -               -                 -         (0.10)
                                                          --------        --------          --------      --------
     Net income(loss)                                       ($0.03)          $0.32             $0.01         $0.41
                                                          ========        ========          ========      ========

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